JOHN HANCOCK CAPITAL SERIES
                               601 Congress Street
                              Boston, MA 02210-2805

John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

       Re:  Master Transfer Agency and Service Agreement

Ladies and Gentlemen:

    Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Capital Series (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock International Classic Value (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

    Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                    JOHN HANCOCK CAPITAL SERIES
                                    On behalf of
                                    John Hancock International Classic Value



                                    By:
                                          --------------------
                                          Keith F. Hartstein
                                          President and Chief Executive Officer

Dated:  February 28, 2006

    We are willing to render transfer agency services to John Hancock Allocation Growth + Value Portfolio in accordance with the fee schedule attached hereto as Exhibit A.

                                    JOHN HANCOCK SIGNATURE SERVICES, INC.



                                    By:
                                          --------------------
                                          John Hatch
                                          President and Chief Executive Officer

Dated:  February 28, 2006